Exhibit 4.25

Portions of this exhibit have been omitted pursuant to Item 601 (b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

REVISED APPENDIX NO. 07 TO THE FACTORY LEASE CONTRACT

By and between

VINHOMES INDUSTRIAL ZONE INVESTMENT JOINT STOCK COMPANY

And

VINFAST TRADING AND PRODUCTION JOINT STOCK COMPANY

July 5, 2024

Vinhomes Industrial Zone Investment Joint Stock Company (“Lessor”) and VinFast Trading and Production Joint Stock Company (“Lessee”) signed the Factory Lease Contract No. 1501/2023/HĐTNX/VHIZ-VF on January 15, 2023, the Appendix No. 05 dated February 1, 2023 and the Appendix No. 06 dated October 1, 2023 (hereinafter referred to as the “Contract”). The Parties hereby agree to revise this Contract and recognize details in the Appendix No. 07 (“the Appendix No. 07”) as follows:

1.The Lessor and the Lessee hereby agree to revise the leased area as follows:

No.	Items	Area
1	[***]	[***] square meters
2	[***]	[***] square meters
3	[***]	[***] square meters
	Total (1+2-3)	81,177.91 square meters

*Note: Details of additionally leased area and reduced leased area are specifically recorded in the information table attached to this Appendix No. 07.

2.	Except for the points specified in this Appendix No. 07, the Contract is not affected and all terms of the Contract remain in full force and effect.
3.

This Appendix No. 07 is an integral part of the Contract. This Appendix No. 07 is made into 06 counterparts in the same legal value, of which each Party keeps 03 (three) originals as basis for implementation.

For and on behalf of	For and on behalf of
VINHOMES INDUSTRIAL ZONE INVESTMENT JOINT STOCK COMPANY	VINFAST TRADING AND PRODUCTION JOINT STOCK COMPANY
Signed and sealed	Signed and sealed
[***]	[***]
Position: [***]	Position: [***]

List of Omitted Attachment:

Information on Plan of the Additionally Leased and Reduced Areas